UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2005
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
Form of Exchange Agreement
Form of Subordinated Convertible Note
Form of Subscription and Registration Rights Agreement
Amended and Restated Registration Rights Agreement
Press Release dated December 19, 2005

Item 1.01. Entry into a Material Definitive Agreement.
Exchange of 8% Subordinated Secured Notes for Subordinated Convertible Notes
     On December 19, 2005, Horizon Offshore, Inc. (the “Company”) entered into exchange agreements (the “Exchange Agreement”) with certain holders (the “Holders”) of its 8% Subordinated Secured Notes due March 31, 2010 (the “8% Notes”) for the exchange of up to $8 million in aggregate principal amount (including accrued and unpaid interest) of Subordinated Convertible Notes Due March 31, 2010 (the “Convertible Notes”). The 8% Notes were exchanged at an exchange ratio of an identical principal amount of Convertible Notes for the 8% Note debt exchanged by each Holder (the “Exchange”). The Company’s Board of Directors has also authorized the exchange of its common stock for an additional $5.2 million in aggregate principal amount (plus accrued and unpaid interest) of 8% Note debt at an exchange ratio of one share of common stock for each $0.38 of 8% Note debt exchanged. A form of the Exchange Agreement and Convertible Note are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
Private Placement of Common Stock
     On December 19, 2005, the Company entered into subscription and registration rights agreements (collectively, the “Subscription Agreement”) with several accredited investors for the private placement (the “Private Placement”) of 52,650,000 shares of its common stock at $0.38 per share. The aggregate gross proceeds from the Private Placement were $20,007,000, before deducting commissions and other expenses, and the net proceeds will be used for working capital and general corporate purposes.
     The Company has agreed to file a resale registration statement with respect to the 52,650,000 shares of its common stock issued in the Private Placement. A form of the Subscription Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.
     The Company issued the shares of its common stock in the Private Placement in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(2) thereof and Rule 506 promulgated thereunder.
Amended and Restated Registration Rights Agreement
     In connection with closing the Exchange, the Company entered into an amended and restated registration rights agreement, effective as of December 19, 2005 (the “Amended and Restated Registration Rights Agreement”), to reflect the Company’s additional obligation with respect to the registration of the (i) shares of its common stock issuable upon conversion of the Convertible Notes, (ii) shares of its common stock issuable in exchange for 8% Note debt, and (iii) shares of its common stock issued in the Private Placement. A copy of the Amended and Restated Registration Rights Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 with respect to the Exchange and the Private Placement is incorporated herein by reference.
     As of December 21, 2005, the Company has also accepted notices of conversion with respect to approximately $6,072,360 worth of the Convertible Notes issued in the Exchange, and has issued approximately 15,979,896 additional shares of its common stock upon conversion of such Convertible Notes.
     The Company completed the Exchange and issued the shares of its common stock upon conversion of the Convertible Notes in reliance on exemptions from registration under the Securities Act of 1933, as amended, including, as applicable, Sections 3(a)(9) and 4(2) thereof and Rule 506 promulgated thereunder.
Item 7.01. Regulation FD Disclosure.
     On December 19, 2005, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
     On July 19, 2005, the Compensation Committee of the Company’s Board of Directors established the performance goals for the Company’s officers and key employees for fiscal 2005 under its 2005 Annual Incentive Bonus Plan (the “Bonus Plan”).
     The 2005 incentive compensation performance goals under the Bonus Plan are based on the results of the Company’s operations, specifically, the amount by which the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceeds an EBITDA goal. Because the Company has determined it will exceed the EBITDA goal, on December 16, 2005, the Compensation Committee approved the payment of 50% of the maximum bonus to each participant in the Bonus Plan, with the remainder to be paid upon finalizing the Company’s 2005 financial results.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Form of Exchange Agreement

10.2	Form of Subordinated Convertible Note Due March 31, 2010

10.3	Form of Subscription and Registration Rights Agreement

10.4	Amended and Restated Registration Rights Agreement

99.1	Press release issued by Horizon Offshore, Inc., dated December 19, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.

	By:	/s/ Ronald D. Mogel

Ronald D. Mogel
Vice President and Chief Financial Officer

Date: December 22, 2005

Index to Exhibits
10.1	Form of Exchange Agreement

10.2	Form of Subordinated Convertible Note Due March 31, 2010

10.3	Form of Subscription and Registration Rights Agreement

10.4	Amended and Restated Registration Rights Agreement

99.1	Press release issued by Horizon Offshore, Inc., dated December 19, 2005.